                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  BARRA, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------
     5)   Total fee paid:

        -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

-------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indextify the filling for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No:

          ---------------------------------------------------------------------
     3)   Filing Party:

          ---------------------------------------------------------------------
     4)   Date Filed:

          ---------------------------------------------------------------------

                                   BARRA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          ---------------------------------------------
              DATE:        WEDNESDAY, AUGUST 4, 1999

              TIME:        2:00 P.M.

              PLACE:       CLAREMONT RESORT
                           41 TUNNEL ROAD
                           BERKELEY, CA 94705
          ---------------------------------------------


Fellow stockholder:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of BARRA, Inc. At our Annual Meeting, we will ask you to:

     -    Elect six directors;

     - Ratify Deloitte & Touche LLP as our independent auditors for the fiscal year ended March 31, 2000; and

     -    Transact any other business properly presented at the Annual Meeting.

You can vote if you are a stockholder of record at the close of business on June 7, 1999.

You are invited to attend the meeting in person. Whether or not you plan to attend the meeting, it is very important that your shares be represented and voted. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

Sincerely yours,

/s/ Andrew Rudd

Andrew Rudd
Chairman of the Board and Chief Executive Officer

Berkeley, California
June 29, 1999

                                   BARRA, INC.
                               2100 MILVIA STREET
                           BERKELEY, CALIFORNIA 94704

                                 PROXY STATEMENT

GENERAL

The enclosed Proxy is solicited on behalf of BARRA, Inc., a Delaware corporation ("BARRA", the "Company", "we", "us" or "our"), for our 1999 Annual Meeting of Stockholders or at any adjournment or postponement of the meeting.

You are invited to attend our Annual Meeting, which will be held on August 4, 1999, beginning at 2:00 p.m. The meeting will be held at the Claremont Resort, located at 41 Tunnel Road, Berkeley, California.

These proxy solicitation materials are being mailed starting June 29, 1999, together with BARRA's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

RECORD DATE

Stockholders of record at the close of business on June 7, 1999 are entitled to receive this notice and to vote their shares at the Annual Meeting. On the record date there were 14,107,751 shares of BARRA's common stock outstanding.

VOTING

Your vote is important. The shares represented by the proxies we receive will be voted as you instruct. If you give no voting instructions, the shares will be voted as the Board of Directors recommends.

You may revoke your proxy any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy card or (3) attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy card, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

YOU MAY SAVE US THE EXPENSE OF A SECOND MAILING BY VOTING PROMPTLY. Simply mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Each stockholder is entitled to 1 vote per share on each matter submitted at the meeting. The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Approval of the proposals described in this Proxy Statement requires the affirmative vote of a majority of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting as our stockholders direct. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you expressly abstain from voting on any matter, or if a broker returns a "non-vote" proxy on any matter, then the shares will be deemed present at the meeting for purposes of determining a quorum but will be excluded when counting the vote on that matter. However, because stockholder approval requires the affirmative vote of at least a majority of the number of shares constituting a quorum, in certain cases an abstention or broker non-vote can have the same effect as a negative vote.

If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. It is their intention in such situations to vote the shares represented by the proxies as the Board of Directors recommends. On the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

SOLICITATION

We will pay the expenses of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to those owners. Our directors, officers or employees, without additional compensation may also solicit proxies on our behalf, personally or by telephone, electronic transmission or fax. Except as described in this paragraph, we do not currently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR YEAR 2000 ANNUAL MEETING

The Company must receive stockholder proposals intended to be included in BARRA's proxy statement for the Year 2000 Annual Meeting of Stockholders no later than February 26, 2000. Stockholders who want to present a proposal at the Year 2000 Annual Meeting that is not included in BARRA's proxy statement should notify the Secretary of the Company of the proposal by May 11, 2000. Without that notice, proxy holders appointed by the Board of Directors will be entitled to exercise their discretionary voting authority when the proposal is raised at the annual meeting, without any mention of the proposal in the proxy statement.

STOCK SPLIT

Unless the context requires otherwise, all share and per share amounts in this Proxy Statement are adjusted to reflect a 3-for-2 stock split of our common stock effective September 22, 1997.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

NOMINEES

Our Bylaws provide that the Board of Directors have between 4 and 7 persons, with the exact number to be fixed by the Board of Directors or stockholders. The currently authorized number of directors is 6. A board of 6 directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the 6 nominees named below, all of whom are currently directors of BARRA.

We are not aware of any nominee who will be unable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. The term of office of each director will continue until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

Below is certain information regarding BARRA's nominees for director:

Name                                Age        Principal Occupation                                          Director Since
----                                ---        --------------------                                          --------------
A. George Battle (1)(2)(3)          55         Senior Fellow, Aspen Institute and Retired Managing                1996
                                               Partner of Market Development, Andersen Consulting

John F. Casey                       56         Chairman of BARRA RogersCasey, Inc., a subsidiary                  1996
                                               of BARRA
M. Blair Hull(1)(2)(4)              57         Managing Principal of Hull Trading Company, L.L.C.                 1992
Norman J. Laboe(3)(4)               60         Of Counsel to Mackenzie & Albritton, LLP                           1986
Ronald J. Lanstein(1)(2)            65         Retired                                                            1986
Andrew Rudd(3)(4)                   49         Chairman of the Board and CEO of BARRA                             1986

-----------------------------
(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.
(3)  Member of Search Committee.
(4)  Member of Nominating Committee.

BUSINESS EXPERIENCE OF THE DIRECTORS

GEORGE BATTLE
Served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting; Senior Fellow at the Aspen Institute, an international nonprofit educational institution; Director of PeopleSoft, Inc., Fair Isaac Company, Masters Select Equities Fund and Masters Select International Equities Fund.

JOHN F. CASEY
Chairman of our subsidiary BARRA RogersCasey, Inc.; associated with Rogers Casey & Associates, Inc. ("RogersCasey"), an investment consulting and special assets advisory firm, since its formation in 1976 through its acquisition by BARRA in 1996; President and CEO of RogersCasey from 1989 until April 1998; previously worked at Dreher Rogers & Associates; founder of investment manager research at Paine, Webber, Jackson & Curtis; past director and manager of research at Callan Associates.

M. BLAIR HULL
Founder and Managing Principal since its inception in 1985 of Hull and Associates, L.L.C., a global market maker in equities and equity derivatives, with related businesses in agency execution services and asset management; member of the Board of Trustees of the Cincinnati Stock Exchange; on the Board of Trustees of the University of California Santa Barbara Foundation and the Investment Committee of Santa Clara University; on the Board of Directors of Options Clearing Corporation from 1992 until 1998; on the Illinois Institute of Technology's Financial Markets and Trading Board of Advisors; on Vanderbilt University's Advisory Committee of the Financial Markets Research Center.

NORMAN J. LABOE
Of Counsel to the law firm Mackenzie & Albritton, LLP since April 1994; partner in the law firm Graham & James from 1971 until April 1994.

RONALD J. LANSTEIN
Our Vice-Chairman from 1993 until 1998; associated with BARRA and its predecessors since 1978; BARRA's Chief Financial Officer and a Vice President until retiring in December 1993.

ANDREW RUDD
Our Chairman since 1992; associated with BARRA and its predecessors since 1975; CEO of BARRA and its predecessors since 1984; President of BARRA and its predecessors from 1984 to 1992; professor of finance and operations research at Cornell University between 1977 and 1982. In March 1999, we announced plans to conduct a search for a new Chief Executive Officer. That search was continuing as of the mailing date of these proxy materials. Following the appointment of a new Chief Executive Officer, we expect Dr. Rudd to remain as Chairman.

There are no family relationships among any of our directors or executive officers. The directors who are not our employees are reimbursed for their expenses for traveling to meetings. They receive compensation of $2,000 for each quarterly meeting and $500 for each special meeting they attend. Also, each non-employee director who has been granted options to purchase BARRA's common stock ("Directors Options") under the BARRA, Inc. Directors Option Plan (the "Directors Option Plan") is automatically granted on each anniversary date following the initial option grant Directors Options to purchase 2,000 shares of common stock. All Directors Options granted under these automatic provisions are immediately exercisable, non-statutory options.

BOARD MEETINGS AND COMMITTEES
Our Board of Directors held 6 meetings during the fiscal year ended March 31, 1999. The Board of Directors has an Audit Committee, a Compensation Committee, a Search Committee and a Nominating Committee. During the fiscal year ended March 31, 1999, each director attended 75% or more of the total number of meetings of the Board of Directors and the committees on which he served.

The Audit Committee includes Messrs. Battle, Hull and Lanstein. The Audit Committee recommends the engagement of independent auditors, consults with the auditors regarding the scope and results of annual audits and the reviews of our system of internal accounting controls. The Audit Committee met 3 times during the fiscal year ended March 31, 1999.

The Compensation Committee includes Messrs. Battle, Hull and Lanstein. The Compensation Committee ratifies the compensation paid to our executive officers, approves grants of options to purchase BARRA's common stock ("Options") under the BARRA, Inc. Stock Option Plan (the "Option Plan") and administers the automatic and new grants of Directors Options under the Directors Option Plan. The Compensation Committee also administers our Employee Stock Purchase Plan and the Rogers, Casey & Associates, Inc. 1992 Stock Option Plan. The Compensation Committee met 4 times during the fiscal year ended March 31, 1999.

As noted above, we are currently conducting a search for a new Chief Executive Officer. The Board of Directors has established a Search Committee to review and recommend candidates for this position. The Search Committee includes Messrs. Battle, Laboe and Rudd, as well as C.E. Beckers (President of BARRA International, Ltd.) and James D. Kirsner (Chief Financial Officer).

The Board of Directors has established a Nominating Committee to review and recommend candidates for the Board of Directors. The Nominating Committee includes Messrs. Hull, Laboe and Rudd, but is not currently an active committee and did not meet during the fiscal year ended March 31, 1999. If our stockholders recommend candidates to the Board of Directors, we expect that the full Board of Directors, not the Nominating Committee, will consider those recommendations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

                      PROPOSAL NO. 2 - APPROVAL OF AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2000, subject to the approval of our stockholders. If a majority of our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent auditors, the Board of Directors will reconsider its selection.

Deloitte & Touche LLP has audited our financial statements since 1986. Its representatives are expected to be at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

The table below gives certain information as of June 7, 1999 regarding the beneficial ownership of our common stock by (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each executive officer named in the tables under "Executive Compensation" below, (3) each director, and (4) all executive officers and directors as a group:

                                                                                    Number of
Name                           Address                          Shares Owned(1)     Percent(2)
-----                         ----------                        ---------------     ----------
Andrew Rudd(3)                 c/o BARRA, Inc.                    2,836,476           20.07%
                               2100 Milvia Street
                               Berkeley, California 94704

Edward D. Baker                395 Hampton Road                     975,650            6.92%
                               Piedmont, California 94611
C.E. Beckers(4)                N/A                                  555,001            3.91%
Kamal Duggirala(5)             N/A                                  538,650            3.80%
Ronald J. Lanstein(6)          N/A                                  518,250            3.67%
John F. Casey(7)               N/A                                  181,983            1.29%
James D. Kirsner(8)            N/A                                  144,604            1.02%
M. Blair Hull(9)               N/A                                   40,000                *
A. George Battle(10)           N/A                                   24,750                *
Norman J. Laboe(11)            N/A                                   18,500                *
Andrew Huddart(12)             N/A                                    6,698                *
All executive officers and     N/A                                5,211,262           35.83%
 directors as a group
(13 persons)(13)


---------------------
*     Less than 1.0%.

(1) Except as indicated in the above chart, the related footnotes or applicable community property laws, we believe that all persons named in the table have sole voting and investment power over all shares of common stock beneficially owned by them.

(2) Based on a total of 14,107,751 shares of common stock outstanding as of June 7, 1999 plus shares issuable upon exercise of options granted under the Option Plan and the Directors Option Plan where the options are currently exercisable or will become exercisable within 60 days after June 7, 1999. There are no options to purchase common stock under our Employee Stock Purchase Plan or the Rogers, Casey & Associates, Inc. 1992 Stock Option Plan that are held by any person referred to in the table and that will become exercisable within 60 days after June 7, 1999.

(3) Includes the following: (i) 2,653,200 shares held of record by the Rudd Family Trust, dated September 12, 1997, which was formed for the benefit of Dr. Rudd and his wife Virginia Rudd (each of whom are trustees of the Rudd Family Trust), and for the benefit of certain other members of the Rudd family, (ii) 23,028 shares issuable upon exercise of Options granted under the Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999, (iii) 72,300 shares held in the Cann 1997 Trust, dated January 10, 1997, which was formed for the benefit of Dr. Rudd's four children with Dr. Rudd's brother and brother-in-law as trustees, (iv) 50,448 shares held in trust under the California Uniform Transfers to Minors Act for Dr. Rudd's four children, and (v) 37,500 shares held in the Rudd Family Foundation with Dr. Rudd and his wife acting as trustees. Dr. Rudd disclaims beneficial ownership of the 72,300 shares held in the Cann 1997 Trust and the 50,448 shares held in the California Uniform Transfers to Minors Act for the benefit of his children.

(4) Includes 457,500 shares held of record by Dr. Beckers and his wife in joint tenancy with right of survivorship, 1,351 shares held of record solely by Dr. Beckers and 96,150 shares issuable upon exercise of Options granted under the Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999.

(5) Includes 457,500 shares held by Mr. Duggirala and his wife in joint tenancy with right of survivorship, and 81,150 shares issuable upon exercise of Options granted under the Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999.

(6) Includes 3,000 shares issuable upon exercise of Options granted under the Option Plan and 7,000 shares issuable upon exercise of Directors Options granted under the Directors Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999. Mr. Lanstein with his wife holds all of the shares of common stock of record in joint tenancy with right of survivorship.

(7) Includes 110,793 shares held of record by Mr. Casey and 71,190 shares held of record by Mr. Casey's wife.

(8) Includes 45,000 shares held in the Kirsner Family Trust UTA, dated May 24, 1993, with Mr. Kirsner and his wife as trustees, 664 shares held of record solely by Mr. Kirsner and 98,940 shares issuable upon exercise of Options granted under the Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999.

(9) Includes 3,000 shares issuable upon exercise of Options granted under the Option Plan and 7,000 shares issuable upon exercise of Directors Options granted under the Directors Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999. Also includes 15,000 shares held of record by Mr. Hull and 15,000 shares held of record by Mr. Hull and his ex-wife in joint tenancy with right of survivorship.

(10) Includes 3,000 shares issuable upon exercise of Options granted under the Option Plan and 7,000 shares issuable upon exercise of Directors Options granted under the Directors Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999. Also includes 14,000 shares held of record by Mr. Battle and 750 shares held in the Daniel KW Battle Trust, which was formed in 1996 for the benefit of Mr. Battle's son with Mr. Battle as trustee.

(11) Includes 3,000 shares issuable upon exercise of Options granted under the Option Plan and 7,000 shares issuable upon exercise of Directors Options granted under the Directors Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999.

(12) Includes 4,000 shares issuable upon exercise of Options granted under the Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999.

(13) Includes 410,458 shares issuable upon exercise of Options granted under the Option Plan and 28,000 shares issuable upon exercise of Directors Options granted under the Directors Option Plan that are currently exercisable or that will become exercisable within 60 days after June 7, 1999.

                 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and stockholders who beneficially own more than 10% of BARRA's common stock, to file with the Securities and Exchange Commission ("SEC") reports of holdings and transactions in our common stock. Our officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a).

Based on our records and other information, we believe that during the fiscal year ended March 31, 1999 our directors and executive officers, as well as our greater than 10% stockholders, met all applicable SEC filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

This summarizes compensation paid or accrued by us to our CEO and each of our 4 other most highly compensated executive officers, determined as of the end of the last fiscal year (collectively, the "Named Officers"), during the fiscal years ended March 31, 1997, 1998 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                                                LONG TERM
                                                           ANNUAL COMPENSATION(1)                              COMPENSATION
                                      -------------------------------------------------------------           ---------------
                                                                                          OTHER                  SHARES
      NAME AND                                                                            ANNUAL                UNDERLYING
PRINCIPAL POSITION                     YEAR         SALARY($)       BONUS($)        COMPENSATION($)            OPTIONS(#)(2)
-------------------                   -------      ----------       ---------       ----------------           --------------
Andrew Rudd                            1999          225,000         350,000                N/A                   30,000
  Chairman and Chief                   1998          225,000         367,500                N/A                   37,500
  Executive Officer                    1997          225,000         525,000                N/A                        0

C.E. Beckers(3)                        1999          166,519         275,000                N/A                   20,000
  President of BARRA                   1998          165,510         281,250                N/A                   32,250
  International, Ltd.                  1997          188,234         375,000                N/A                        0

Kamal Duggirala                        1999          175,000         295,000                N/A                   20,000
  President                            1998          175,000         281,250                N/A                   32,250
                                       1997          175,000         375,000                N/A                        0

James D. Kirsner                       1999          152,500         222,500                N/A                   20,000
  Chief Financial Officer              1998          152,500         212,500                N/A                   19,650
                                       1997          152,500         232,500                N/A                        0

Andrew Huddart(4)                      1999          200,000         129,000                N/A                   30,000
  Senior Vice President                1998          126,667          25,000                N/A                   20,000
  President, Investment                1997               --              --                N/A                       --
  Data Products

----------------

(1) Includes amounts deferred under our 401(k) Plan.

(2) All Options granted to date under the Option Plan are non-statutory options.

(3) A portion of Dr. Beckers' cash compensation is not paid in U.S. Dollars. For the above table, that portion of Dr. Beckers' cash compensation has been converted into U.S. Dollars at applicable month-end exchange rates.

(4) Mr. Huddart joined BARRA and became an executive officer in August 1997. The $126,667 salary amount listed for fiscal 1998 represents actual cash salary paid during his term of employment through March 31, 1998, based on an annualized salary for that fiscal year of $190,000.

STOCK OPTION GRANTS

This table gives information regarding Option grants to the Named Officers during the fiscal year ended March 31, 1999:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     Potential Realizable
                                                                                                        Value at Assumed
                                                                                                     Annual Rates of Stock
                                                                                                    Price Appreciation for
                                                   Individual Grants                                     Option Term(1)
                             ---------------------------------------------------------------        -----------------------
                               Number of       % of Total
                                Shares          Options
                              Underlying        Granted to        Exercise
                                Options        Employees in        Price(3)     Expiration
Name                         Granted(#)(2)     Fiscal Year        ($/Share)       Date(2)              5%($)        10%($)
----                         -------------  -----------------     ---------------------------        ---------     --------
Andrew Rudd(4)                  30,000               5.40           23.5125      02/04/2004           113,040       327,365
C.E. Beckers(4)                 20,000               3.60           21.3750      02/05/2009           268,851       681,324
Kamal Duggirala(4)              20,000               3.60           21.3750      02/05/2009           268,851       681,324
James D. Kirsner(4)             20,000               3.60           21.3750      02/05/2009           268,851       681,324
Andrew Huddart(4)               30,000               5.40           21.3750      02/05/2009           403,276     1,021,986

--------------------------------
(1) Gains are reported net of the Option exercise price but before taxes associated with the exercise. The potential realizable values presented in the table are at assumed stock price appreciation rates of 5% and 10%, compounded annually over the maximum term of the Options. The 5% and 10% appreciation rates are disclosed in accordance with SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. Actual gains, if any, on Option exercises are dependent on future performance of our common stock and the optionee's continued employment through the vesting period.

(2) Options become exercisable in 5 equal annual installments beginning on the first anniversary of the grant date. Except for the Options granted to Dr. Rudd (which expire 5 years from the grant date), all Options expire 10 years and a day from the grant date.

(3) The exercise price of each Option is based on the closing price of BARRA's common stock as quoted on The Nasdaq Stock Market ("NASDAQ") on the date of the grant, or if NASDAQ is closed on the date of grant, the next day that NASDAQ is open (the "FMV"). Except for the Options granted to Dr. Rudd (which were granted with an exercise price of 110% of the FMV), all other Options granted to Named Officers were granted with an exercise price equal to the FMV.

(4) Options were granted on February 4, 1999.

OPTION EXERCISES AND YEAR-END HOLDINGS

This table gives information regarding Options exercised by each of the Named Officers during the last fiscal year, and the value (stock price less exercise price) of the remaining options held by those executive officers as of March 31, 1999 (the end of our last fiscal year):

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                      Number of Shares              Value of Unexercised
                                                                    Underlying Unexercised              In-the-Money
                                                                      Options at Fiscal              Options at Fiscal
                                                                        Year End(#)                    Year End($)(1)
                                Shares                        -----------------------------     ----------------------------
                             Acquired on         Value
Name                         Exercise(#)       Realized($)    Exercisable    Unexercisable      Exercisable   Unexercisable
----                        ------------       -----------    -----------    -------------      -----------   -------------
Andrew Rudd                       26,472           486,455         11,028           94,500          107,223       2,184,014
C.E. Beckers                          --                --         78,600           59,900        1,154,412         388,836
Kamal Duggirala                       --                --         68,100           70,400        1,080,162         507,899
James D. Kirsner                      --                --         88,740           49,760        1,684,755         368,370
Andrew Huddart                        --                --          4,000           46,000               --          97,500

--------------------------
(1) Based on the closing price of BARRA's common stock as reported on NASDAQ on March 31, 1999 ($24.625) less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION AND OTHER TRANSACTIONS

During the fiscal year ended March 31, 1999, the Compensation Committee included Messrs. Battle, Hull and Lanstein, who are each members of our Board of Directors and who are not currently executive officers of BARRA.

During the fiscal year ended March 31, 1999, our entire Board of Directors, as well as the Compensation Committee, deliberated and took action on matters regarding executive compensation. Of our executive officers, Dr. Rudd participated, as a member of the Board of Directors, in deliberations concerning certain executive compensation for the fiscal year ended March 31, 1999.

Norman J. Laboe, a director, is Of Counsel to the law firm Mackenzie & Albritton LLP, which we paid approximately $161,683 in fees and expenses during the fiscal year ended March 31, 1999. We have also retained Mackenzie & Albritton LLP during the current fiscal year. Prior to that Mr. Laboe was a partner of Graham & James, which was and continues to be retained by BARRA.

M. Blair Hull, a director, is the Managing Principal of Hull Trading Company, L.L.C. During the fiscal year ended March 31, 1999, BARRA and its affiliates received approximately $499,890 in revenue from certain proprietary software and related data licensed to Hull Trading Company, L.L.C. and its affiliates.

A. George Battle, a director, provides certain consulting services as we request from time to time. During the fiscal year ended March 31, 1999, Mr. Battle received approximately $16,161 in fees and expenses from us for such consulting services.

On April 24, 1998, Messrs. Battle, Lanstein, Laboe and Hull were each granted Directors Options under automatic granting provisions of the Directors Option Plan to purchase 2,000 shares of common stock at an exercise price of $20.50 (the average of the last reported bid and asked prices on that date). These Directors Options are immediately exercisable, non-statutory options and expire 10 years from the grant date.

                    REPORT OF THE COMPENSATION COMMITTEE AND
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee currently includes 3 members of the Board of Directors. It evaluates our executive compensation philosophies and monitors and approves base salary and incentive compensation programs for executive management, including Option Plan awards and payouts under our annual cash bonus plan. In general, a committee of our senior management (the "Executive Committee") provides recommendations to the Compensation Committee regarding:
(1) the total amount to be awarded under our incentive compensation programs,
(2) the base salaries and bonuses for all executive officers other than the CEO, and (3) Option Plan awards for all employees. These recommendations are based upon the compensation philosophies mentioned below, which have been adopted by the Compensation Committee. For the fiscal year ended March 31, 1999, the Executive Committee included Andrew Rudd (CEO), Kamal Duggirala (President), James D. Kirsner (Chief Financial Officer), C.E. Beckers (President of BARRA International, Ltd., a BARRA subsidiary), Sean Dickinson (Chief Technical Officer as of February 3, 1999), Andrew Huddart (the head of our Investment Data Products division) and Robert Honeycutt (Chief Operating Officer -- Mr. Honeycutt resigned from BARRA as of February 2, 1999).

All decisions regarding the base salary and bonus of our CEO are made by the Compensation Committee and ratified by the Board of Directors.

Our executive compensation philosophy recognizes a strong link among several factors. These include the value received by our stockholders, our overall financial health, customer satisfaction, employee morale and the need to maintain a compensation program which will enable us to attract, retain, motivate and reward executive officers who are likely to contribute to our long term success. That philosophy involves the following three forms of compensation:

1. BASE SALARIES. The base salaries of all of BARRA's executive officers, including our CEO, are based on the person's qualifications and experience. In the past, the base salaries of our executives have been kept below market levels, with our annual bonus program providing the necessary equalizing factor. Most executive base salaries have not been adjusted during the past two or more fiscal years and they remain well below market levels. Base salaries are reviewed annually and adjustments, if any, are effective in July. After the most recent fiscal year, the compensation committee decided to increase the portion of total compensation that comprises the base pay and decrease the portion of short-term cash incentive pay. This was done to bring the executive compensation practices more in line with those of similar companies, but still maintain a very significant exposure to performance-based measures for each executive. This program will be implemented in the fiscal year ending March 31, 2000.

2. MANAGEMENT BONUS PROGRAM. Our annual bonus plan has historically provided substantial rewards for executive officers. Taken together with base salaries, the bonus plan is designed so that each officer's overall compensation is competitive and commensurate with his or her qualitative performance and the resulting value returned to BARRA and our stockholders. Short-term cash incentives for the CEO and each senior executive have components tied to the following: achievement of BARRA's overall performance targets, business area or area of responsibility performance, and individual performance. The awards made for the fiscal year ended March 31, 1999 to our executive officers, including our CEO, reflect the evaluation of these factors.

3. STOCK OPTION AWARDS. Long-term incentives in the form of Option Plan awards recognize on-going contributions by our senior and middle management to BARRA's value. As a result, these awards are primarily based on a person's position and his or her relative base salary, but also depend on sustained -- and the potential for above average -- levels of performance over time.

                               BOARD OF DIRECTORS

A. George Battle*               John F. Casey                M. Blair Hull*
Norman J. Laboe                 Ronald J. Lanstein*          Andrew Rudd

------------------------
*     Member of the Compensation Committee

                                PERFORMANCE GRAPH

The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for BARRA common stock with the comparable returns of two indexes: the Frank Russell 2000 Index and the Nasdaq Computer & Data Processing Services Index. The graph assumes that you invested $100 in BARRA common stock and in each of the indexes on March 31, 1994, and that all dividends were reinvested. Points on the graph represent the performance as of March 31st of each of the years indicated. PLEASE NOTE THAT INTERNET COMPANIES, WHICH HAVE RECENTLY EXPERIENCED SIGNIFICANT FLUCTUATIONS IN THEIR STOCK PRICES, ARE INCLUDED IN BOTH THE FRANK RUSSELL 2000 AND THE NASDAQ COMPUTER & DATA PROCESSING SERVICES INDEX.


                                     [GRAPHIC]

                         ------------------------------------------------------------------
                          MAR-94      MAR-95      MAR-96    MAR-97     MAR-98       MAR-99
-------------------------------------------------------------------------------------------
    NASDAQ                $100.00     $134.80     $190.91   $208.88    $365.36      $593.19
-------------------------------------------------------------------------------------------
    BARRA                 $100.00     $125.00     $235.94   $337.50    $534.38      $461.72
-------------------------------------------------------------------------------------------
    FRANK RUSSELL 2000    $100.00     $105.46     $135.85   $142.77    $207.21      $172.84
-------------------------------------------------------------------------------------------

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrew Rudd

Andrew Rudd
Chairman of the Board and CEO
June 29, 1999

                              BARRA, INC. - PROXY
                                 ANNUAL MEETING
                                 AUGUST 4, 1999

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew Rudd, Ronald J. Lanstein and Norman J. Laboe, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote all of the shares of Common Stock of BARRA, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held at the Claremont Resort, 41 Tunnel Road, Berkeley, CA 94705, on Wednesday, August 4, 1999 at 2:00 p.m., local time, and at any adjournments and postponements, with all the powers the undersigned would possess if personally present, upon matters noted below. The shares represented by this Proxy shall be voted as follows:


      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


-------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -

                                                         Please mark
                                                        your votes as
                                                         indicated in
                                                         this example    /X/

                                     FOR all         WITHHOLD AUTHORITY
                                    nominees        to vote for all the
                                   listed below    nominees listed below
1. To elect as Directors of
   BARRA, Inc. the nominees          /  /                  /  /
   listed below:

A. George Battle, John F. Casey, M. Blair Hull, Norman J. Laboe, Ronald J. Lanstein, Andrew Rudd
NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME. UNLESS THE AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY FOR EVERY NOMINEE WHOSE NAME IS NOT STRUCK.

                                       FOR        AGAINST      ABSTAIN
2. To ratify the appointment of
   Deloitte & Touche LLP as the        /  /        /  /         /  /
   Independent Auditors of
   BARRA, Inc. for the fiscal
   year ending March 31, 2000.


3. In their discretion, the proxies
   are authorized to vote upon such
   other business as may properly
   come before the meeting or any
   postponement or adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER OF BARRA, INC. UNLESS OTHERWISE SPECIFIED, THE SHARES SUBJECT TO THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE BOARD OF DIRECTORS OF BARRA, INC. RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

I/We do    /  /     or do not   /  /

expect to attend the annual meeting at the Claremont Resort, 41 Tunnel Road, Berkeley, CA 94705, on Wednesday, August 4, 1999 at 2:00 p.m., local time.
NOTE: Signature(s) should agree with name as printed on stock certificate(s). Executors, administrators, trustees and other fiduciaries should so indicate when signing. If more than one fiduciary, all should sign. ALL JOINT OWNERS MUST SIGN.

       Signature(s)                                          Date
                   ----------------------------------------       -----------


-------------------------------------------------------------------------------
                          - FOLD AND DETACH HERE -